2023 ICR CONFERENCE Exhibit 99.2

SAFE HARBOR STATEMENT This presentation, and responses to certain questions about this presentation, will contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, particularly with regard to future financial and operating expectations, business plans and key initiatives. All such statements are subject to risks and uncertainties that could cause actual results or events to differ materially from those indicated by such forward- looking statements. Please see “Risk Factors” in our Annual and Quarterly Reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission for a description of such risks and uncertainties. We urge you not to place undue reliance on these forward-looking statements, which speak only as of the date of this presentation. We do not undertake any obligation to update or alter any forward- looking statements, whether as a result of new information, future events or otherwise. This presentation should be read in conjunction with our financial statements and notes thereto contained in our most recent Form 10-K for the fiscal year ended January 29, 2022 and our Form 10-Qs for the fiscal quarters ended April 30, July 30, and October 29, 2022.

Leading specialty retailer of apparel, footwear, accessories and hardgoods for young adults, teens and children (the whole family) Unparalleled blend of iconic global, emerging, and proprietary brands 249 stores in 33 states at FY22 end (~57% mall vs. ~43% off-mall, 7,300 avg sq ft) Profitable, growing e-commerce business ~21% of forecasted FY22 net sales vs. 16% pre-pandemic HQ in Irvine, CA, founded in 1982, IPO in May 2012 at a Glance

Reasons to Consider Investing in TLYS Despite highly volatile last three years, strong track record of solid operating results over time with diligent, responsible management Digital-first approach to merchandising driving greater consumer interest overall 01. 02. 03. 04. 05. 06. Ample opportunities for new store unit growth with flexibility in real estate formats Profitable, growing e-com business compared to pre-pandemic years Consistent track record of direct returns to shareholders over past 5 years Ongoing reinvestment in the business to support future growth plans

• Amid FY22’s highly inflationary environment, operating results decreased significantly against record-setting FY21 that was driven by unprecedented government stimulus payments and other pandemic-related factors. • Through December 2022, year-to-date comparable net sales were +3.4% vs pre- pandemic FY19 (stores –4.2%, e-com +43.8%). • Despite operating our stores more efficiently in terms of average hours used, minimum wage increases (particularly in CA) and other wage inflation has driven a 19% increase in average hourly wage rate for store payroll vs pre-pandemic FY19. • Increases in freight, digital marketing and insurance costs, among others, have also negatively impacted earnings. • Beginning in March 2023, year-over-year monthly sales comparisons will get substantially easier, going up against negative double-digit comparable net sales results from FY22. • Potential impact of recession is a near-term concern, which may temporarily negatively impact or delay our growth and profitability plans. TLYS Fiscal 2022 Overview

Hundreds of 3rd-party lifestyle brands per year with a variety of styles, colors, sizes and price points serving the whole family (pre-teens, teens, young adults). Owned brands ~31% of FY22 net sales, including our top 2 brands overall (RSQ and Full Tilt). Ability to rotate brands to capture latest popular brands, trends and styles. Broad & Differentiated Assortment is a Significant Competitive Advantage

Spring ‘23

Swim ‘23

Digital First Approach • Our goal is to drive sales growth both in stores and online through our digital first mindset and with full omni-channel capabilities. • BOPIS, ship from store, curbside pickup, same-day delivery • Our youthful customer base constantly searches online via social media, mobile apps and websites for the latest trends/brands. • The first place you see newness from TLYS is online • Social media posts, email blasts, influencers, website content • Growing loyalty program with over 4.3 million members active within the past 12 months • Early access to new product launches and special promotions for loyalty members

New Store Growth Opportunities • Based on the U.S.-based store counts of certain competitor concepts, we continue to believe there are ample opportunities for additional store unit growth for TLYS. • Up to 15 new stores planned for FY23, both mall and off-mall, within existing markets. • We believe we can continue adding 10-20 stores per year with desirable locations, assuming we are able to negotiate acceptable lease economics.

We Operate a Variety of Store Formats

E-commerce Overview • E-com net sales as a percentage of total net sales has remained relatively stable in FY22 at ~21% following the FY20 pandemic year, during which e- com net sales grew by $75M and more than doubled in total sales penetration from FY19 to FY20. • We expect e-com to continue to grow on an annual basis. • Improved profitability and expense leverage at these levels compared to pre-pandemic years.

Dividend and Repurchase Activity Month $/Share Total $ Feb-2017 0.70$ 20,065,652 Feb-2018 1.00$ 29,066,634 Feb-2019 1.00$ 29,453,406 Feb-2020 1.00$ 29,696,821 Jul-2021 1.00$ 30,709,979 Dec-2021 1.00$ 30,920,167 TOTALS 5.70$ 169,912,659 TLYS SPECIAL CASH DIVIDEND HISTORY Since February 2017, TLYS has paid an aggregate of ~$170M, or $5.70 per share, to shareholders via special cash dividends across 6 dividend declarations to date. During FY22, TLYS also repurchased over 1.25M shares of its Class A common stock for ~$11M.

Ongoing Business Investments • Beyond new store growth opportunities, TLYS continues to seek opportunities to reinvest in its business to improve customer convenience and position itself for further growth. • Upgraded website platform in FY22, including chat, customer product reviews and user- generated content • Enhanced product information features on website in FY22 • Upgrading mobile app in early FY23 • Establishing print-on-demand offerings and vendor drop-ship capabilities • Launched home category in Fall 2022 with ramp up planned for FY23 • Launched extended sizing across various product categories during FY22 • Improving distribution efficiencies • Anticipated FY23 capital expenditures of approximately $25M, including up to 15 new stores and the investments noted above. Print-on-demand hoodie Tillys HOME pillows

TILLYS' ICR CONFERENCE PRESENTERS: ED THOMAS President & CEO MIKE HENRY Executive VP CFO